Exhibit 99.1

Kodak Shows Earnings Improvement in Second Quarter; Key Strategic Technology Products Generate Solid Growth

Highlights:

  Net loss of $62 million is a $162 million improvement from $224 million net loss in the previous-year quarter.
  Key products in packaging, digital plates, digital printing and workflow software are meeting expectations for growth in revenue and margins.
  Liquidity remains strong with cash of $768 million.
  The company continues to expect that it will meet projections for 2014 of revenue between $2.1 and $2.3 billion and Operational EBITDA between $145 and $165 million.
  Kodak expects to return to year-over-year revenue growth for the second half of 2014.

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 5, 2014--Eastman Kodak Company (NYSE:KODK) today reported a net loss of $62 million for the second quarter of 2014, a $162 million improvement from the $224 million net loss in the previous-year quarter.

Revenue in the quarter was $525 million, a decline of 10% from the $583 million of the previous-year quarter, with more than two-thirds of the decline attributable to declines in the Consumer Inkjet and Entertainment and Commercial Films mature businesses.

“Our progress continues. Kodak’s overarching imperative is to achieve the growth potential of our strategic technology businesses,” said Jeff Clarke, Chief Executive Officer. “Our products in packaging, digital printing, digital plates and workflow software form the foundation of the new Kodak, and are meeting our expectations for sales and margin growth. We have taken significant steps to simplify processes and reduce costs, which also will contribute to Kodak’s long-term success.

“In cooperation with our partners UniPixel and Kingsbury, we have made significant progress toward bringing our functional printing products into commercial production. We have also worked with our motion picture film customers to better position that business going forward. While we are currently behind our expectations in these businesses, these actions will position us well for 2015 and beyond.

“Based on a detailed review of first-half results, product and service pipelines, brand licensing and intellectual property opportunities, and anticipated cost savings, we believe we will be within the range of our projections of between $2.1 and $2.3 billion in revenue and Operational EBITDA of $145 to $165 million for the year.”

“For the second half, we expect Kodak to return to year-over-year revenue growth on the strength of anticipated double-digit growth in our strategic technology businesses.”

John McMullen, Chief Financial Officer, noted that liquidity remains strong with cash of $768 million. Net cash used in operating activities was $88 million for the second quarter, an improvement of $55 million from the previous-year quarter. Year-to-date, net cash used in operating activities is $270 million less than in 2013. Operational cash flow is expected to be positive for the second half of the year.

Table 1: Kodak Earnings Summary

Millions of dollars	2Q 2014	2Q 2013	6 Months 2014	6 Months 2013

Sales	$525	$583	$1,009	$1,177
Gross Profit	$102	$133	$191	$282
Percent of Revenue	19%	23%	19%	24%
Net (Loss) Income	$(62)	$(224)	$(98)	$59
Operational EBITDA[1]	$24	$25	$30	$74

1Operational EBITDA is defined as Total Segment Earnings (Loss) plus depreciation and amortization expense, and excluding the reallocation of costs previously allocated to discontinued businesses, the impact of fresh start accounting, stock-based compensation expense and certain consulting costs. Total Segment Earnings (Loss) represents the company’s measure of segment earnings which excludes Restructuring costs, Reorganization items, net, the Corporate components of pension and OPEB expenses / income (as defined in the company’s public filings with regard to segment earnings information), other operating income (expense), net, and other income and expenses.

Graphics, Entertainment & Commercial Films (GECF): The GECF segment consists of the Graphics and Entertainment & Commercial Films groups, as well as Kodak’s intellectual property and brand licensing activities.

Table 2: GECF Segment Financial Overview

Millions of dollars	2Q 2014	2Q 2013	6 Months 2014	6 Months 2013

Revenue	$357	$371	$675	$757
Gross Profit	$50	$61	$81	$147
Percent of Revenue	14%	16%	12%	19%
Selling, General and Administrative (“SG&A”)	$53	$63	$106	$127
Research and Development (“R&D”)	$5	$4	$10	$10
Segment (Loss) Earnings	$(8)	$(6)	$(35)	$10
Operational EBITDA[1]	$33	$21	$45	$72

The GECF segment had sales of $357 million, down 4% from the previous year. Steep declines in sales of film more than offset gains in key areas of the digital plates and workflow software businesses. Unit volume in the digital plates business was up for the first time in a quarter since 2011, led by KODAK SONORA Process Free Plates.

Kodak expects to quadruple the number of customers and volume for SONORA Plates in 2014, as customers continue to switch to this breakthrough technology platform. SONORA Plates remove the processing step – providing environmental and economic benefits of saving water, waste and electricity – without sacrificing quality, productivity or print capability of traditional processed plates. The Workflow Solutions business, which includes KODAK PRINERGY Workflow, the industry-leading workflow software, continued to enjoy strong performance with revenues up 9% in the quarter. Placements of CTP devices also increased for the first time since 2011.

Sales of motion picture film continued an accelerated and sharp decline in the quarter, challenging profitability of the business. Kodak has worked with leaders of the motion picture industry to form a plan which is designed to sustain the business while optimizing cash flow.

Operational EBITDA for GECF improved from $21 million to $33 million in the quarter, an increase of 57% due to a gain in intellectual property licensing, as well as volume increases in the Graphics business, cost reductions and improved manufacturing productivity.

Digital Printing and Enterprise (DP&E): The DP&E Segment consists of Digital Printing, Packaging and Functional Printing, Enterprise Services & Solutions, and Consumer Inkjet Systems businesses.

Table 3: Digital Printing & Enterprise Segment Financial Overview

Millions of dollars	2Q 2014	2Q 2013	6 Months 2014	6 Months 2013

Revenue	$168	$198	$334	$395
Gross Profit	$39	$58	$81	$111
Percent of Revenue	23%	29%	24%	28%
Selling, General and Administrative (“SG&A”)	$42	$49	$84	$99
Research and Development (“R&D”)	$24	$20	$49	$41
Segment (Loss) Earnings	$(27)	$(11)	$(52)	$(29)
Operational EBITDA[1]	$(9)	$4	$(15)	$2

DP&E had sales of $168 million in the second quarter of 2014, a decline of 15% from the $198 million of the previous-year quarter. A majority of the decline was related to lower sales in the Consumer Inkjet business. Revenues from legacy digital print systems also declined.

Placements of KODAK FLEXCEL NX Systems for package printing continued to enjoy robust growth, on track with guidance for a 25% increase in the installed base during 2014. Volume for FLEXCEL NX Plates in the quarter was up by 26%. During the quarter, Kodak announced an extension of the availability of the FLEXCEL NX System to the corrugated packaging category, which makes up nearly 40% of the printed packaging market.

Revenue from the KODAK PROSPER Portfolio increased 10% in the quarter, with equipment placements on track to meet the projection of more than 40 press systems in place by end of year. The market has shown strong interest in the recently announced KODAK PROSPER 6000 Presses, which provide high levels of reliability, application flexibility and print speeds up to 1,000 feet per minute, the fastest of any full-color commercial inkjet press.

Operational EBITDA for the DP&E Segment declined from earnings of $4 million to a loss of $9 million in the quarter, largely as a result of the decrease in consumer inkjet ink sales, as well as declines in the legacy digital printing businesses that offset gains in the PROSPER and FLEXCEL Systems portfolios.

About Kodak

Kodak is a technology company focused on imaging for business. We provide innovative hardware, software, consumables and services to customers in graphic communications, packaging and functional printing. We also serve entertainment and commercial films markets. With our world-class R&D organization and extensive product portfolio, Kodak is helping customers around the globe to grow their own businesses in a sustainable way. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts”, “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, under the headings “Business,” “Risk Factors,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to improve and sustain its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to achieve the financial and operational results contained in our business plans; the ability of the Company to discontinue or sell certain non-core businesses or operations; the Company’s ability to comply with the covenants in its credit facilities; our ability to obtain additional financing if and as needed; any potential adverse effects of the Chapter 11 proceedings on the Company’s brand or business prospects; the Company’s ability to fund continued investments, capital needs, restructuring payments and service its debt; changes in foreign currency exchange rates, commodity prices and interest rates; the resolution of claims against the Company; our ability to attract and retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

APPENDICES

A. NON-GAAP MEASURES

In this second quarter financial results news release, reference is made to certain non-GAAP financial measures of Operational EBITDA.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the company, its financial condition, results of operations and cash flow.

The following reconciliations are provided with respect to terms used in this second quarter financial results news release.

The following tables reconcile Operational EBITDA, Graphics, Entertainment and Commercial Films (“GECF”) Operational EBITDA, and Digital Printing and Enterprise (“DP&E”) Operational EBITDA to the most directly comparable GAAP measure of net loss (earnings) attributable to Eastman Kodak Company for the three months and six months ended June 30, 2014 and 2013, respectively:

(in millions)	Three Months Ended June 30,
	2014	2013
GECF Operational EBITDA, as presented	$33	$21
GECF depreciation and amortization	(38)	(23)
GECF impact of fresh start adjustments	(1)	-

GECF impact of stock based compensation and certain consulting costs	(2)	-
GECF impact of costs previously allocated to discontinued operations	-	(4)
GECF segment loss	$(8)	$(6)

DP&E Operational EBITDA, as presented	$(9)	$4
DP&E depreciation and amortization	(15)	(8)

DP&E impact of stock based compensation and certain consulting costs	(2)	-
DP&E impact of costs previously allocated to discontinued operations	(1)	(7)
DP&E segment loss	$(27)	$(11)

Operational EBITDA, as presented	$24	$25
Reportable segments depreciation and amortization	(53)	(31)
Impact of fresh start adjustments	(1)	-
Impact of stock based compensation and certain consulting costs	(4)	-
Impact of costs previously allocated to discontinued operations	(1)	(11)
Total segment loss	$(35)	$(17)
All other	(4)	-
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(20)	(33)
Corporate components of pension and OPEB income (1)	30	14
Other operating income, net	-	1
Interest expense	16	47
Other charges	(2)	(3)
Reorganization items, net	5	72
Consolidated loss from continuing operations before income taxes	(52)	(157)
Provision for income taxes	8	51
Loss from continuing operations	(60)	(208)
Loss from discontinued operations, net of income taxes	(2)	(16)
Net loss	(62)	(224)
Less: Net income attributable to noncontrolling interests	-	-
Net loss attributable to Eastman Kodak Company (GAAP basis)	$(62)	$(224)

(in millions)	Six Months Ended June 30,
	2014	2013
GECF Operational EBITDA, as presented	$45	$72
GECF depreciation and amortization	(74)	(49)

GECF impact of stock based compensation and certain consulting costs	(4)	(1)
GECF impact of costs previously allocated to discontinued operations	(2)	(12)
GECF segment (loss) income	$(35)	$10

DP&E Operational EBITDA, as presented	(15)	2
DP&E depreciation and amortization	(31)	(17)

DP&E impact of stock based compensation and certain consulting costs	(4)	-
DP&E impact of costs previously allocated to discontinued operations	(2)	(14)
DP&E segment loss	$(52)	$(29)

Operational EBITDA, as presented	30	74
Reportable segments depreciation and amortization	(105)	(66)
Impact of stock based compensation and certain consulting costs	(8)	(1)
Impact of costs previously allocated to discontinued operations	(4)	(26)
Total segment loss	$(87)	$(19)
All other	(7)	(2)
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(33)	(46)
Corporate components of pension and OPEB income (1)	60	26
Other operating income, net	-	495
Loss on early extinguishment of debt, net	-	6
Interest expense	32	72
Other charges	(3)	(10)
Reorganization items, net	10	192

Consolidated (loss) earnings from continuing operations before income taxes	(112)	174
Provision for income taxes	-	58
(Loss) earnings from continuing operations	(112)	116
Earnings (loss) from discontinued operations, net of income taxes	17	(57)
Net (loss) earnings	(95)	59
Less: Net income attributable to noncontrolling interests	3	-

Net (loss) earnings attributable to Eastman Kodak Company (GAAP basis)	$(98)	$59

(1) Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses, amortization of prior service credits related to the U.S. Postretirement Benefit Plan and special termination benefits, curtailments and settlement components of pension and other postretirement benefit expenses, except for settlements in connection with the Chapter 11 bankruptcy proceedings that are recorded in Reorganization items, net and curtailments and settlements included in Earnings (loss) from discontinued operations, net of income taxes in the Consolidated Statement of Operations.

B. FINANCIAL STATEMENTS

Segment (Loss) Earnings and Consolidated (Loss) Earnings from Continuing Operations before Income Taxes

	Successor	Predecessor	Successor	Predecessor
(in millions)	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Graphics, Entertainment and Commercial Films ("GECF")
Revenues	$357	$371	$675	$757
Cost of revenues	307	310	594	610
Gross profit	50	61	81	147
Selling, general and administrative expenses	53	63	106	127
Research and development costs	5	4	10	10
GECF segment (loss) earnings	$(8)	$(6)	$(35)	$10

Digital Printing and Enterprise ("DP&E")
Revenues	$168	$198	$334	$395
Cost of revenues	129	140	253	284
Gross profit	39	58	81	111
Selling, general and administrative expenses	42	49	84	99
Research and development costs	24	20	49	41
DP&E segment loss	$(27)	$(11)	$(52)	$(29)

Total segment loss	$(35)	$(17)	$(87)	$(19)
All other	(4)	-	(7)	(2)
Restructuring costs and other	(20)	(33)	(33)	(46)
Corporate components of pension and OPEB income	30	14	60	26
Other operating income, net	-	1	-	495
Loss on early extinguishment of debt, net	-	-	-	6
Interest expense	16	47	32	72
Other charges, net	(2)	(3)	(3)	(10)
Reorganization items, net	5	72	10	192
Consolidated (loss) earnings from continuing operations before income taxes	$(52)	$(157)	$(112)	$174

The notes accompanying the Company’s second quarter 2014 Form 10-Q are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	Successor	Predecessor	Successor	Predecessor
	2014	2013	2014	2013
Revenues
Sales	$429	$472	$818	$961
Services	96	111	191	216
Total revenues	525	583	1,009	1,177
Cost of revenues
Sales	350	365	671	726
Services	73	85	147	169
Total cost of revenues	423	450	818	895
Gross profit	102	133	191	282
Selling, general and administrative expenses	85	115	172	233
Research and development costs	26	25	53	50
Restructuring costs and other	20	29	33	40
Other operating income, net	-	(1)	-	(495)
(Loss) earnings from continuing operations before interest expense, other income (charges), net, reorganization items, net and income taxes	(29)	(35)	(67)	454
Interest expense	16	47	32	72
Loss on early extinguishment of debt	-	-	-	6
Other charges, net	(2)	(3)	(3)	(10)
Reorganization items, net	5	72	10	192
(Loss) earnings from continuing operations before income taxes	(52)	(157)	(112)	174
Provision for income taxes	8	51	-	58
(Loss) earnings from continuing operations	(60)	(208)	(112)	116
(Loss) earnings from discontinued operations, net of income taxes	(2)	(16)	17	(57)
Net (loss) earnings	(62)	(224)	(95)	59
Less: Net income attributable to noncontrolling interests	-	-	3	-
NET (LOSS) EARNINGS ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(62)	$(224)	$(98)	$59

The notes accompanying the Company’s second quarter 2014 Form 10-Q are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)	As of	As of
	June 30,	December 31,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$768	$844
Restricted cash	15	35
Receivables, net	464	571
Inventories, net	416	358
Deferred income taxes	44	48
Assets held for sale	33	95
Other current assets	22	20
Total current assets	1,762	1,971
Property, plant and equipment, net of accumulated depreciation of $163 and $67, respectively	600	684
Goodwill	96	88
Intangible assets, net of accumulated amortization of $21 and $8, respectively	206	219
Restricted cash	39	79
Deferred income taxes	51	54
Other long-term assets	99	105
TOTAL ASSETS	$2,853	$3,200

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable, trade	$234	$281
Current portion of long-term debt	4	4
Liabilities held for sale	21	38
Other current liabilities	486	562
Total current liabilities	745	885
Long-term debt, net of current portion	673	674
Pension and other postretirement liabilities	523	572
Other long-term liabilities	364	421
Total Liabilities	2,305	2,552

Commitments and Contingencies (Note 5)

Equity
Common stock, $0.01 par value	-	-
Additional paid in capital	615	613
Accumulated deficit	(179)	(81)
Accumulated other comprehensive income	92	99
	528	631
Less: Treasury stock, at cost	(3)	(3)
Total Eastman Kodak Company shareholders’ equity	525	628
Noncontrolling interests	23	20
Total equity	548	648
TOTAL LIABILITIES AND EQUITY	$2,853	$3,200

The notes accompanying the Company’s second quarter 2014 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Eastman Kodak Company
Media:
Christopher Veronda, +1 585-724-2622
christopher.veronda@kodak.com
or
Investors:
David Bullwinkle, +1 585-724-4053
shareholderservices@kodak.com